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                                                                   EXHIBIT 10.10

                               NASH-FINCH COMPANY
                               PROFIT SHARING PLAN
                                  1994 REVISION

                         SECOND DECLARATION OF AMENDMENT

Pursuant to the retained power of amendment contained in Section 11.1 of the Nash-Finch Company Profit Sharing Plan -- 1994 Revision, in conjunction with the sale by the Company of all of the issued and outstanding capital stock of Thomas & Howard Company of Hickory, Inc. (Thomas & Howard), the undersigned hereby amends the Plan in the following manner:

     "Notwithstanding any other provision of Section 3.2 of the Plan to the contrary if the sale by the Company of all of the issued and outstanding capital stock of Thomas & Howard closes before December 31, 1995 -

     (1) Each individual who had entered the Plan as a Participant for the purpose of being eligible to share in his or her Participating Employers Profit Sharing Contribution on or before October 1, 1995 and received Eligible Earnings from Thomas & Howard for the portion of the 1995 Plan Year ending on December 2, 1995 will be eligible to share in Thomas & Howard's Profit Sharing Contribution, if any, for the 1995 Plan Year if he or she (a) either actually satisfied as of December 2, 1995 the condition set forth in Section 3.2(B)(3) of the Plan or would have satisfied such condition had he or she continued to perform services for an Affiliated Organization through December 31, 1995 in accordance with his or her regular work schedule in effect as of December 2, 1995 and (b) would satisfy the condition set forth in
          Section 3.2(B)(4) of the Plan if 'December 2, 1995' were substituted for 'last day of the Plan Year' therein; and

     (2) Any Thomas & Howard Profit Sharing Contribution for the 1995 Plan Year will be allocated among the Profit Sharing Accounts of eligible Participants so that each such Participant's share of the contribution bears the same ratio to the total contribution as his or her Eligible Earnings from Thomas & Howard for the portion of the 1995 Plan Year ending on December 2, 1995 bears to the aggregate Eligible Earnings from Thomas & Howard for such portion of the Plan Year for all such eligible Participants."

The foregoing amendment is effective as of the date of this instrument. In light of the nature of the amendment, the amendment will not be permanently incorporated into the Plan document but this instrument nevertheless constitutes part of the Plan document.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized officers this 1st day of December, 1995.


                                             NASH-FINCH COMPANY

Attest:                                      By
       ------------------------------          ------------------------------
          Secretary                               President